Exhibit 99.1

April 9, 2014
Liberty Interactive Corporation Announces First Quarter Earnings Release and Conference Call
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) and President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the first quarter of 2014 on Thursday, May 8th, at 12:15 p.m. (ET). During the call, Mr. Maffei will discuss the company's financial performance and outlook and may discuss the proposed creation of the QVC Group and Liberty Digital Commerce tracking stocks, as well as other forward looking matters.
Please call Premiere Conferencing at (800) 768-6570 or (785) 830-1942 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.
Replays of the conference call can be accessed through 12:15 p.m. (ET) on Thursday, May 15th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 8768907.
In addition, the first quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call and related materials will be archived on the website for one year.
About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: the Liberty Interactive Group and the Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, and CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.
Additional Information
Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of the proposed QVC Group tracking stock, the proposed Liberty Digital Commerce tracking stock or Liberty's existing common stock. The offer and sale of shares of the proposed new tracking stocks will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because they will contain important information about the issuance of shares of the proposed tracking stocks. Copies of Liberty's SEC filings are available free of charge at the SEC's website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.
Participants in a Solicitation
The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the new tracking stocks. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420
Source: Liberty Interactive Corporation